                                                                 EXHIBIT m(7)(d)

                                 AMENDMENT NO. 3
                       TO THE SECOND AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)


The Second Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1997, pursuant to Rule 12b-1 of AIM Funds Group, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                 AIM FUNDS GROUP

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)


                                                                                             MAXIMUM
                                               ASSET-BASED               SERVICE            AGGREGATE
          FUND                                 SALES CHARGE                FEE                 FEE
          ----                                 ------------              -------            ---------
AIM Balanced Fund                                 0.75%                   0.25%               1.00%

AIM European Small Company Fund                   0.75%                   0.25%               1.00%

AIM Global Utilities Fund                         0.75%                   0.25%               1.00%

AIM International Emerging Growth Fund            0.75%                   0.25%               1.00%

AIM New Technology Fund                           0.75%                   0.25%               1.00%

AIM Select Growth Fund                            0.75%                   0.25%               1.00%

AIM Small Cap Equity Fund                         0.75%                   0.25%               1.00%

AIM Value Fund                                    0.75%                   0.25%               1.00%

AIM Value II Fund                                 0.75%                   0.25%               1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: August 30, 2000

                                               AIM FUNDS GROUP
                                               (on behalf of its Class B Shares)


Attest: /s/ RENEE A. FRIEDLI                   By: /s/ ROBERT H. GRAHAM
       ------------------------------------       ------------------------------
          Assistant Secretary                        President